CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust and to the use of our report dated December 21, 2011 on the financial statements and financial highlights of Advisory Research All Cap Value Fund, Advisory Research International All Cap Value Fund, Advisory Research International Small Cap Value Fund, Advisory Research Global Value Fund, each a series of shares of Investment Managers Series Trust. Such financial statements and financial highlights appear in the 2011 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

February 28, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Advisory Research Small Micro Cap Value Fund with respect to the filing of the Prospectus and Statement of Additional Information for Advisory Research Small Micro Cap Value Fund, a series of Investment Managers Series Trust.

/s/Tait, Weller & Baker LLp

Philadelphia, Pennsylvania

February 28, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Advisory Research Emerging Markets All Cap Value Fund with respect to the filing of the Prospectus and Statement of Additional Information for Advisory Research Emerging Markets All Cap Value Fund, a series of Investment Managers Series Trust.

/s/Tait, Weller & Baker LLp

Philadelphia, Pennsylvania

February 28, 2012